EXHIBIT (ii)

PITNEY BOWES INC.
SUBSIDIARIES OF THE REGISTRANT

The Registrant, Pitney Bowes Inc., a Delaware Corporation, has no parent.

The following are subsidiaries of the Registrant
(as of December 31, 2010)

Company name	Country or state of incorporation

Addressing Systems International Holdings Limited	UK
Adrema Leasing Corporation	Delaware
Andean Enterprises, Inc.	Panama
Alternative Mail & Parcel Investments Limited	UK
Archiver Limited f/k/a Micromedia Limited	UK
Asterion Direct SAS	France
B. Williams Funding Corp.	Delaware
B. Williams Holding Corp.	Delaware
Canadian Office Services (Toronto) Limited	Canada
Cascade Microfilm Systems, Inc.	California
Digital Cement Inc.	Delaware
Digital Cement Co.	Canada
Elmcroft Road Realty Corporation	Connecticut
Emtex Limited	UK
Emtex Software, Inc.	Florida
Emtex Software, Inc.	Canada
Encom Europe Limited	UK
FSL Holdings Inc.	Connecticut
FSL Risk Managers Inc.	New York
Group 1 Software China Ltd.	Hong Kong
Harvey Company, L.L.C	Delaware
Historic Boardwalk Hall, L.L.C.	Delaware
Horizon Management AB	Sweden
Horizon Scandinavia AB	Sweden
Ibis Consulting, Inc.	Rhode Island
Imagitas, Inc.	Delaware
Imagitas Security Corporation	Massachusetts
International Imaging Limited	UK
Mag Systèmes SAS	France
MapInfo Realty LLC	New York
PB Australia Funding Pty. Limited	Australia
PB Equipment Management Inc.	Delaware
PB Forms, Inc.	Nebraska
PB Historic Renovation LLC	Delaware
PB Leasing Corporation	Delaware
PB Miles Inc.	Delaware
PB Nova Scotia II ULC	Canada
PB Nova Scotia Holdings ULC	Canada
PB Nova Scotia Holdings II ULC	Canada
PB Nova Scotia LP	Delaware
PB Partnership Financing Inc.	Delaware
PB Professional Services Inc.	Delaware
PBDorm Ireland Limited	Ireland
Pitney Bowes (Asia Pacific) Pte. Ltd	Singapore
Pitney Bowes Asterion SAS	France
Pitney Bowes Australia FAS Pty. Limited	Australia
Pitney Bowes Australia Pty Limited	Australia
Pitney Bowes Austria Ges.m.b.H	Austria
Pitney Bowes Batsumi Enterprise (Pty) Ltd.	South Africa
Pitney Bowes Belgium NV	Belgium
Pitney Bowes of Canada Ltd. - Pitney Bowes du Canada Ltee	Canada
Pitney Bowes China Inc.	Delaware
Pitney Bowes Credit Australia Limited	Australia
Pitney Bowes Cross Border Services, Inc	Delaware
Pitney Bowes Denmark A/S (formerly Haro Systemer AS)	Denmark
Pitney Bowes de Mexico, S.A. de C.V.	Mexico
Pitney Bowes Deutschland GmbH	Germany
Pitney Bowes Document Messaging Technologies Limited (formerly Bell & Howell Limited)	UK
Pitney Bowes (Dormant) Pte Ltd.	Singapore
Pitney Bowes Espana, S.A.	Spain
Pitney Bowes Finance Limited (formerly Pitney Bowes Finance plc)	UK
Pitney Bowes Finance Ireland Limited	Ireland

EXHIBIT (ii)

PITNEY BOWES INC.
SUBSIDIARIES OF THE REGISTRANT

Company name	Country or state of incorporation

Pitney Bowes Global Financial Services LLC	Delaware
Pitney Bowes Global Limited	UK
Pitney Bowes Global LLC	Delaware
Pitney Bowes Government Solutions, Inc.	Delaware
Pitney Bowes Holding SNC	France
Pitney Bowes Holdings B.V.	Netherlands
Pitney Bowes Holdings Denmark ApS	Denmark
Pitney Bowes Holdings Limited	UK
Pitney Bowes Hong Kong Limited	Hong Kong
Pitney Bowes India Inc.	Delaware
Pitney Bowes India Private Limited	India
Pitney Bowes International	Ireland
Pitney Bowes International Funding	Ireland
Pitney Bowes International Holdings, Inc.	Delaware
Pitney Bowes Ireland Limited	Ireland
Pitney Bowes Italia S.r.l.	Italy
Pitney Bowes International Mail Services Limited	UK
Pitney Bowes Japan KK	Japan
Pitney Bowes Korea Ltd.	Korea
Pitney Bowes Limited	UK
Pitney Bowes Luxembourg Holding S.a.r.l.	Luxembourg
Pitney Bowes Luxembourg SARL	Luxembourg
Pitney Bowes Mail and Messaging Systems (Shanghai) Co., Ltd.	Shanghai
Pitney Bowes (Malaysia) Sdn Bhd	Malaysia
Pitney Bowes Management Services Belgium, NV	Belgium
Pitney Bowes Management Services Canada, Inc Services de Gestion Pitney Bowes Canada, Inc.	Canada
Pitney Bowes Management Services Denmark, A/S	Denmark
Pitney Bowes Management Services Deutschland GmbH	Germany
Pitney Bowes Management Services Italia S.r.l.	Italy
Pitney Bowes Management Services Limited	UK
Pitney Bowes Management Services Netherlands, B.V.	Netherlands
Pitney Bowes Management Services Norway A.S.	Norway
Pitney Bowes Management Services Sweden AB	Sweden
Pitney Bowes Management Services, Inc.	Delaware
Pitney Bowes MapInfo Business Applications Limited (formerly Southbank Systems Limited)	UK
Pitney Bowes MapInfo GDC Limited (formerly Graphical Data Capture Limited)	UK
Pitney Bowes Software India Private Limited (formerly Pitney Bowes MapInfo India Private Limited)	India
Pitney Bowes MapInfo Scotland Limited (formerly Moleseye Limited)	UK
Pitney Bowes Software Holdings Limited (formerly Pitney Bowes MapInfo UK Limited)	UK
Pitney Bowes Netherlands B.V.	Netherlands
Pitney Bowes New Zealand Limited	New Zealand
Pitney Bowes Norge AS	Norway
Pitney Bowes Nova Scotia ULC	Canada
Pitney Bowes Oy	Finland
Pitney Bowes PBS Ltd	Korea
Pitney Bowes Polska Sp. z.o.o.	Poland
Pitney Bowes Portugal Sociedade Unipessoal, Lda.	Portugal
Pitney Bowes Properties Inc.	Connecticut
Pitney Bowes Puerto Rico, Inc.	Puerto Rico
Pitney Bowes SA (Pty) Ltd.	South Africa
Pitney Bowes SAS	France
Pitney Bowes Semco Equipamentos E Servicos Ltda	Brazil
Pitney Bowes Servicios, S.A. de C.V.	Mexico
Pitney Bowes Shelton Realty Inc.	Connecticut
Pitney Bowes (Singapore) Pte Ltd.	Singapore
Pitney Bowes Software (Beijing) Ltd	China
Pitney Bowes Software Canada Inc.	Canada
Pitney Bowes Software Europe GmbH	Germany
Pitney Bowes Software Europe Limited	UK
Pitney Bowes Software GmbH	Germany
Pitney Bowes Software Inc.	Delaware
Pitney Bowes Software K. K.	Japan
Pitney Bowes Software Latin America Inc.	Delaware
Pitney Bowes Software Limited	UK

EXHIBIT (ii)

PITNEY BOWES INC.
SUBSIDIARIES OF THE REGISTRANT

Company name	Country or state of incorporation

Pitney Bowes Software Pte Ltd	Singapore
Pitney Bowes Software Pty Ltd	Australia
Pitney Bowes Software SAS	France
Pitney Bowes Svenska Aktiebolag	Sweden
Pitney Bowes (Switzerland) AG	Switzerland
Pitney Bowes (Thailand) Limited	Thailand
PitneyWorks.com Inc.	Delaware
PitneyWorks.com L.L.C.	Delaware
Print, Inc.	Washington
PrintValue Solutions, Inc.	Arizona
Pitney Bowes Presort Services, Inc. (formerly PSI Group, Inc.)	Delaware
P. Technical Services Limited	UK
Sagent (Malaysia) Sdn Bhd	Malaysia
Sagent UK Limited	UK
Secap Technologies Limited	UK
Services Integrations Group, L.P.	Delaware
SIG-GP, L.L.C.	Delaware
Technopli SARL	France
The Pitney Bowes Bank, Inc.	Utah
Universal Postal Frankers Ltd.	UK
Wheeler Insurance, Ltd.	Vermont

Pitney Bowes Europe Limited	UK
Pitney Bowes Luxembourg Holding II S.a.r.l.	Luxembourg
Pitney Bowes Software Private Limited	India
Factor Humano y Cadena de Personal	Mexico
Pitney Bowes Relief Fund, Inc.	Connecticut
Pitney Bowes Middle East FZ-LLC	Dubai
Portrait Software plc	UK
Portrait Software International Ltd.	UK
Portrait Software UK Ltd	UK
Portrait International, Inc.	Ohio
Portrait Million Handshakes AS	Norway
Quadstone Paramics Ltd	Scotland
Portrait Software International Ltd Branch Australia	Australia
AIT Quest Trustee Ltd	UK
Quadstone Trustee Company Ltd	Scotland
PB European UK LLC	Delaware